SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

           Date of report (Date of earliest reported): April 17, 2002

                                 Liquidix, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

                              333-69686 80-0000714
            (Commission File Number)(IRS Employer Identification No.)

         16929 E. Enterprise Drive, #206, Fountain Hills, Arizona 85268
               (Address of Principal Executive Offices)(Zip Code)

                                 (480) 816-6140
              (Registrant's Telephone Number, Including Area Code)

          (Former Name or Former Address, if Changed Since Last Report)

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INFORMATION TO BE INCLUDED IN THE REPORT

Item 4. Changes in Registrant's Certifying Accountant.

(a ) Previous Independent Auditors:

(i) Effective April 11, 2002, Liquidix, Inc. (the "Company") dismissed Sellers & Associates, PC ("Sellers") as the independent auditor for the Company. The Company has retained Semple & Cooper, LLP ("Semple") as their new auditors.

(ii) Seller's report on the financial statements of the Company for the fiscal year ended December 31, 2000 contains no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)    The Company's Board of Directors approved the change in accountants.

(iv) For the fiscal year ended December 31, 2000 and through April 11, 2002 (the date the relationship ended with the former accountant), there has been no disagreement between the Company and Sellers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Sellers would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

(b)      New Independent Accountants:

(i) The Company engaged, Semple, 2700 North Central Avenue, 9th Floor, Phoenix, Arizona 85004, as its new independent accountants as of April 11, 2002. Prior to such date, the Company did not consult with Semple regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Semple, or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-K.

Item 5.  Other Events.

Effective with the execution of the Stock Purchase Agreement and Share Exchange with Liquidics, Inc. on October 1, 2001 We elected to change our fiscal year end to March 31st of each year.

Item 7 . Financial Statements, Pro Forma Information and Exhibits.

(a)      Not applicable.
(b)      Not applicable.
(c)      Letter from Sellers & Associates, PC.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                LIQUIDIX, INC.


                                By: /s/  Perry A. Barker
                                ---------------------------------
                                         Perry A. Barker
                                         President

April 17, 2002